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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Neurocrine Biosciences, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated January 24, 2003, with respect to the financial statements of Neurocrine Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                      /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

San Diego, California
June 2, 2003